Exhibit 99.1

NEWS RELEASE	2021-13

HECLA RELEASES FIRST QUARTER EXPLORATION REPORT

Exploration expenditure guidance increased $10 million

FOR IMMEDIATE RELEASE

May 18, 2021

COEUR D'ALENE, IDAHO -- Hecla Mining Company (NYSE:HL) today released its Q1 2021 exploration results.

Highlights

●

Midas exploration at Green Racer Sinter intercepted high-grade gold and silver mineralization over a 1,000-foot strike length and a 1,250-foot dip extent in the Sinter Vein, as well as two new mineralized footwall structures. Significant intercepts include more than 5 oz/ton gold over 13 feet estimated true width (see Table A for full results). All are open for expansion.

●	Midas’ plan of operations amendment expands to allow greater access to multiple targets on the Green Racer Sinter and East Graben Corridor.
●

San Sebastian exploration drilling on the El Bronco Vein expanded mineralization over a strike length of 1,500 feet. While at the El Tigre Vein, vein textures indicate drilling was high in the epithermal system, warranting further deeper drilling.

“Our early exploration results, just two miles from the mine portal, validates our thesis that despite its long high-grade production history, there remains significant untouched potential at Midas,” said Phillips S. Baker, Jr., President and CEO. “The recent high-grade intercept grading 5.52 oz/ton gold and 8.9 oz/ton silver over 20.3 feet drilled (13.1 feet estimated true width) is one of the best exploration drillholes in North America in the past year.”

Baker continued, “But maybe more important than the grade and width of the discovery are the two additional mineralized structures in the footwall of the main structure and that significant mineralization continues over a strike of 1,000 feet and a dip length of 1,250 feet. All structures are open along strike and at depth.”

“At the end of April, we received the amended plan of operation allowing further access to drill not only at this new high-grade discovery but also to drill test targets on previously unpermitted ground. While it is very early days in our exploration at Midas, these successful results warrant expanding the number of drill rigs from two to possibly four by the end of the year,” Baker concluded.

Exploration expenditures were $6.0 million for the first quarter, an increase of $3.4 million compared to the first quarter of 2020 primarily due to increased activity and focus on the Green Racer Sinter discovery at Midas and the El Bronco and El Tigre vein discoveries at San Sebastian.

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com

Exploration expenditures for 2021 are now expected to increase $10 million to about $40 million to reflect the increased drilling at Hecla’s properties.

Midas

At Midas, two core rigs focused on offsetting and expanding high-grade mineralization along strike and up and down dip at the Green Racer Sinter discovery made in the fourth Quarter of 2020. It is anticipated that a third core rig will arrive at Midas in July, and all three core rigs will focus on the Green Racer Sinter and other East Graben Corridor targets. (Figure 1).

A detailed surface mapping program identified an outcrop of spicular geyserite sinter, anomalous in gold, at the Green Racer Sinter target, 2 miles east of the main Midas Mine. Previously undrilled, Hecla’s drill program began in late 2020 and successfully hit significant mineralization in multiple intercepts, including 3.26 oz/ton over 3.9 feet estimated true thickness (see release dated 2/18/21 and previous drill results included in Table A below). The 2021 drill program is highlighted to date by 5.52 oz/ton gold and 8.9 oz/ton silver over 20.3 feet drilled (13.1 feet estimated true width) including 8.89 oz/ton gold and 14.5 oz/ton silver over 12.3 feet drilled (7.9 feet estimated true width) (Figure 2). Mineralization is hosted in quartz and carbonate veining within the Sinter structure which is locally fractured due to post-mineral fault movement. Although early in the exploration program, high-grade mineralization is defined over 1,000 feet of strike length and 1,250 feet of dip extent and is open along strike and down dip. Two additional mineralized structures (FW1 and FW2) have also been intersected in the footwall of the Sinter structure and both are open for expansion (Figure 2). Mineralization in these footwall structures is like the Sinter structure with results that include 0.71 oz/ton gold and 1.5 oz/ton silver over 2.0 feet drilled (1.7 feet estimated true width) in the FW1 structure and 2.93 oz/ton gold and 1.6 oz/ton silver over 2.5 feet drilled (1.8 feet estimated true width) in the FW2 structure.

Also at Midas, the amended exploration plan of operations was approved by the BLM in late April. This expanded exploration plan of operations allows exploration of the strike extensions of the Sinter and footwall structures as well as previously untested targets (Figure 3).

More complete drill assay highlights from Midas can be found in Table A at the end of this release and a presentation showing drill intersection locations is available at the following https://ir.hecla-mining.com/files/doc_presentations/2021/Hecla-Q12021-Exploration-Update.pdf.

San Sebastian

At San Sebastian, two core rigs focused on exploration drilling in the El Bronco and El Tigre veins (Figure 4) that were discovered in 2020 through our Short Vertical Reverse Circulation (SVRC) drilling program. The 2021 SVRC drilling program was completed in the first quarter within the Saladillo Valley using one reverse circulation drill rig. Core drilling in the El Bronco vein defines a wide zone of veining with 1,500 feet of strike length. Intercepts during the quarter include 0.12 oz/ton gold and 16.2 oz/ton silver over 28.7 feet true width and 0.10 oz/ton gold and 10.4 oz/ton silver over 17.6 feet true width including 0.15 oz/ton gold and 15.5 oz/ton silver over 11.0 feet true width (Figure 5). The El Bronco vein is a wide vein averaging 9.5 feet in true width with a maximum width of up to 37.7 feet true width which occurs at depth and to the west along strike. At the El Tigre vein, the most recent offset drilling of the high-grade intercepts has been low grade including 0.01 oz/ton gold and 2.0 oz/ton silver over 16.5 feet true width, but the drilling appears to be high in the epithermal system so deeper drilling is planned.

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com

The San Sebastian SVRC drilling program over the last few years has been instrumental in discovering mineralized veins under cover of up to 60 feet of alluvial fill within the Saladillo Valley. Numerous anomalies have been identified with SVRC drilling that are untested with core drilling.

More complete drill assay highlights from San Sebastian can be found in Table A at the end of this release and a presentation showing drill intersection locations is available at the following https://ir.hecla-mining.com/files/doc_presentations/2021/Hecla-Q12021-Exploration-Update.pdf.

Greens Creek

At Greens Creek, two underground core rigs focused on definition drilling at the East Ore, Upper Plate, and 9A zones while exploration drilling began testing the southern extensions to the Gallagher Zone (Figure 6). Highlights from the East Ore Zone drilling include intercepts containing 28.5 oz/ton silver, 0.33 oz/ton gold, 10.5% zinc and 3.7% lead over 19.9 feet and 8.9 oz/ton silver, 0.18 oz/ton gold, 11.1% zinc and 2.9% lead over 34.5 feet, both located at the hinge zone between the sub-vertical and sub-horizontal portions of the East Zone. Highlights from the Upper Plate Zone include intercepts containing 34.4 oz/ton silver, 0.12 oz/ton gold, 9.5 % zinc and 4.4% lead over 23.1 feet and 37.9 oz/ton silver, 0.13 oz/ton gold, 6.2 % zinc and 3.1% lead over 25.8 feet. Highlights from the 9A results include 24.50 oz/ton silver, 0.17 oz/ton gold, 14.34 % zinc and 9.32% lead over 21.0 feet and 30.37 oz/ton silver, 0.27 oz/ton gold, 8.22 % zinc and 4.01% lead over 19.8 feet.

More complete drill assay highlights from Greens Creek can be found in Table A at the end of this release and a presentation showing drill intersection locations is available at the following https://ir.hecla-mining.com/files/doc_presentations/2021/Hecla-Q12021-Exploration-Update.pdf.

Casa Berardi

At Casa Berardi, five underground and two surface core rigs were focused on definition drilling in the proposed WMCP and Principal Pit areas as well as in the 118, 119, 123 zones and metallurgical and in-stope drilling (Figure 7). Drilling in the WMCP Pit targeted zones for metallurgical sampling and extensions above the current resource to expand mineralization higher in elevation to the bedrock-overburden contact. Highlights from this drilling include 0.03 oz/ton gold over 124.6 feet, 0.06 oz/ton gold over 92.2 feet and 0.05 oz/ton gold over 78.1 feet. Assay results from drilling in and near the 160 Pit from the 4th Quarter 2020 have been received confirming continuity of mineralization within the 160 Pit. Highlights from this drilling include 0.04 oz/ton gold over 38.7 feet, 0.08 oz/ton gold over 28.9 feet and 0.21 oz/ton gold over 16.1 feet including 0.90 oz/ton gold over 3.0 feet.

More complete drill assay highlights from Casa Berardi can be found in Table A at the end of this release and a presentation showing drill intersection locations is available at the following https://ir.hecla-mining.com/files/doc_presentations/2021/Hecla-Q12021-Exploration-Update.pdf.

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com

Annual Meeting of Shareholders

For health and safety reasons due to COVID-19, Hecla’s Annual Meeting of Shareholders will be a virtual meeting and conducted via live webcast on Wednesday, May 19, 2021, at 1:00 p.m. ET. Shareholders, guests and interested parties may access the webcast on Hecla’s website at www.virtualshareholdermeeting.com/HL2021. During the meeting, Mr. Baker will highlight the Company’s Sustainability report and answer questions.

One-on-One Calls

Hecla will be holding a Virtual Investor Event on Wednesday, May 19, 2021, from 4 p.m. to 6 p.m. ET.

Hecla invites shareholders, investors, and other interested parties to schedule a personal, 30-minute virtual meeting (video or telephone) with a member of senior management. Click on the link below to schedule a call (You can also copy and paste the link into your web browser.). If you are unable to book a time, either due to high demand or for other reasons, please reach out to Russell Lawlar, Sr. Vice President – CFO and Treasurer at rlawlar@hecla-mining.com or 208-769-4130.

1.	Exploration: calendly.com/2021-may-vie

2.	ESG: calendly.com/2021-may-vie

3.	General: calendly.com/2021-may-vie

Cautionary Statements

Statements made which are not historical facts, such as strategies, plans, anticipated payments, litigation outcome (including settlement negotiations), production, sales of assets, exploration results and plans, costs, and prices or sales performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may”, “will”, “should”, “expects”, “intends”, “projects”, “believes”, “estimates”, “targets”, “anticipates” and similar expressions are used to identify these forward-looking statements. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected, or implied. These risks and uncertainties include, but are not limited to, metals price volatility, volatility of metals production and costs, environmental and litigation risks, operating risks, project development risks, political risks, labor issues, ability to raise financing and exploration risks and results. Refer to the company's Form 10-K and 10-Q reports for a more detailed discussion of factors that may impact expected future results. The company undertakes no obligation and has no intention of updating forward-looking statements other than as may be required by law.

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com

Qualified Person (QP) Pursuant to Canadian National Instrument 43-101

Kurt D. Allen, MSc., CPG, Director - Exploration of Hecla Limited and Keith Blair, MSc., CPG, Chief Geologist of Hecla Limited, who serve as a Qualified Person under National Instrument 43-101("NI 43-101"), supervised the preparation of the scientific and technical information concerning Hecla’s mineral projects in this news release. Information regarding data verification, surveys and investigations, quality assurance program and quality control measures and a summary of analytical or testing procedures for the Greens Creek Mine are contained in a technical report titled “Technical Report for the Greens Creek Mine” effective date December 31, 2018, and for the Lucky Friday Mine are contained in a technical report titled “Technical Report for the Lucky Friday Mine Shoshone County, Idaho, USA” effective date April 2, 2014, for Casa Berardi are contained in a technical report titled "Technical Report on the mineral resource and mineral reserve estimate for Casa Berardi Mine, Northwestern Quebec, Canada" effective date December 31, 2018 (the "Casa Berardi Technical Report"), and for the San Sebastian Mine, Mexico, are contained in a technical report prepared for Hecla titled “Technical Report for the San Sebastian Ag-Au Property, Durango, Mexico” effective date September 8, 2015 . Also included in these four technical reports is a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant factors. Information regarding data verification, surveys and investigations, quality assurance program and quality control measures and a summary of sample, analytical or testing procedures for the Fire Creek Mine are contained in a technical report prepared for Klondex Mines, dated March 31, 2018; the Hollister Mine dated May 31, 2017, amended August 9, 2017; and the Midas Mine dated August 31, 2014, amended April 2, 2015. Copies of these technical reports are available under Hecla's and Klondex's profiles on SEDAR at www.sedar.com. Mr. Allen and Mr. Blair reviewed and verified information regarding drill sampling, data verification of all digitally collected data, drill surveys and specific gravity determinations relating to all the mines. The review encompassed quality assurance programs and quality control measures including analytical or testing practice, chain-of-custody procedures, sample storage procedures and included independent sample collection and analysis. This review found the information and procedures meet industry standards and are adequate for Mineral Resource and Mineral Reserve estimation and mine planning purposes.

ABOUT HECLA

Founded in 1891, Hecla Mining Company (NYSE:HL) is the largest silver producer in the United States. In addition to operating mines in Alaska, Idaho and Quebec, Canada, the Company owns a number of exploration properties and pre-development projects in world-class silver and gold mining districts throughout North America.

For further information, please contact:

Russell Lawlar

Senior Vice President, CFO and Treasurer

Jeanne DuPont

Senior Communications Coordinator

800-HECLA91 (800-432-5291)

Investor Relations

Email: hmc-info@hecla-mining.com

Website: www.hecla-mining.com

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com

Table A – Assay Results – Q1 2021

Midas (Nevada)

Zone	Drill Hole Number	Drill Hole Azm/Dip	Sample From (feet)	Sample To ( feet)	Drilled Width (feet)	Est. True Width (feet)	Gold (oz/ton)	Silver (oz/ton)	Depth From Surface (feet)
Green Racer Sinter	DMC-00371	249/-45	735.0	736.6	1.6	1.2	1.12	16.9	-520
Sinter	DMC-00374	242/-59	1051.0	1055.3	4.3	3.3	0.34	7.8	-903
Sinter	DMC-00387	260/-45	858.0	859.0	1.0	0.4	0.21	20.7	-607
Sinter	DMC-00389	245/53	894.0	897.0	3.0	2.3	0.05	2.0	-714
Sinter	Including		894.0	894.8	0.8	0.6	0.05	4.2	-714
Sinter	DMC-00390	250/-50	1662.0	1666.5	4.5	3.9	3.26	14.3	-1267
Sinter	Including		1662.0	1663.0	1.0	0.9	1.38	16.7	-1267
Sinter	Including		1663.9	1664.9	1.0	0.9	10.68	37.6	-1267
Sinter	Including		1665.7	1666.5	0.8	0.7	3.16	4.0	-1267
Sinter	DMC-00395	265/-55	1756.5	1760.3	3.8	1.6	0.06	38.3	-1468
Sinter	Including		1756.5	1759.5	3.0	1.3	0.06	36.2	-1468
Sinter	Including		1759.5	1760.3	0.8	0.3	0.07	46.2	-1468
Sinter	DMC-00396	242/-49	1465.8	1466.6	0.8	0.8	0.22	20.0	-1090
Sinter	DMC-00399	213/-47	1689.3	1709.6	20.3	13.1	5.52	8.9	-1213
Sinter	Including		1694.0	1706.3	12.3	7.9	8.89	14.5	-1213
Sinter	DMC-00400	226/-47	1788.0	1788.5	0.5	0.4	0.00	0.6	-1267
Sinter	DMC-00401	241/-45	817.3	818.0	0.7	0.6	0.02	0.1	-578
Green Racer FW1	DMC-00390	250/-50	1083.2	1092.6	9.4	6.7	0.04	0.1	-838
FW1	DMC-00393	250/-54	1249.0	1251.0	2.0	1.7	0.71	1.5	-1015
Green Racer FW2	DMC-00398	225/-47	704.3	705.8	1.5	0.8	0.20	0.9	-505
FW2	DMC-00402	208/-52	490.0	492.5	2.5	1.8	2.93	1.6	-378
FW2	Including		490.0	490.8	0.8	0.6	2.30	2.2	-378
FW2	Including		490.8	491.5	0.7	0.5	6.30	2.5	-378
FW2	Including		491.5	492.5	1.0	0.7	1.07	0.6	-378

San Sebastian (Mexico)

Zone	Drill Hole Number	Drill Hole Azm/Dip	Sample From (feet)	Sample To (feet)	True Width (feet)	Silver (oz/ton)	Gold (oz/ton)	Depth From Surface (feet)
El Bronco Vein	SS-2087	35/-60	892.4	913.5	13.5	3.4	0.02	759
El Bronco Vein	SS-2089	35/-57	855.5	896.9	28.7	16.2	0.12	713
El Bronco Vein	SS-2094	35/-60	786.4	840.7	37.7	0.5	0.00	680
El Bronco Vein	SS-2096	35/-60	807.8	836.4	17.6	10.4	0.10	697
El Bronco Vein	Including		809.6	827.5	11.0	15.5	0.15	694
El Bronco Vein	SS-2098	35/-60	1461.1	1486.0	18.2	0.7	0.00	1261
El Bronco Vein	SS-2099	35/-60	1024.1	1055.2	21.6	0.8	0.00	877
El Bronco Vein	SS-2101	35/-63	983.1	1027.1	26.5	0.8	0.00	874
El Tigre Vein	SS-2083	45/-60	1610.6	1616.7	4.3	1.0	0.01	1377
El Tigre Vein	SS-2092	45/-55	703.7	722.1	16.5	2.0	0.01	565
El Tigre Vein	SS-2093	45/-60	1446.4	1475.6	20.3	0.4	0.01	1253

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com

Greens Creek (Alaska)

Zone	Drill Hole Number	Drill Hole Azm/Dip	Sample From (feet)	Sample To (feet)	True Width (feet)	Silver (oz/ton)	Gold (oz/ton)	Zinc (%)	Lead (%)	Depth From Mine Portal (feet)
East Ore	GC5470	63/-77	476.0	511.5	34.3	20.5	0.19	17.8	3.0	182
East Ore	GC5471	243/-85	468.0	473.2	5.2	14.2	0.41	23.2	6.6	206
East Ore	GC5473	243/-67	449.1	456.5	6.8	14.6	0.24	21.5	5.8	240
East Ore	GC5478	63/-13	277.0	282.0	4.7	9.5	0.09	5.6	2.2	588
East Ore	GC5480	243/-67	432.0	435.0	3.0	5.8	0.05	22.4	6.9	250
East Ore	GC5482	243/-61	380.5	385.8	5.3	10.3	0.09	17.6	4.6	320
East Ore	GC5482	243/-61	420.8	422.2	1.4	28.0	0.02	15.7	4.0	286
East Ore	GC5486	231/-56	398.5	402.0	3.0	6.0	0.04	20.3	6.6	319
East Ore	GC5489	70/7	423.0	425.9	2.2	9.2	0.04	10.3	4.4	694
East Ore	GC5491	63/-79	434.0	454.0	19.9	28.5	0.33	10.5	3.7	212
East Ore	GC5493	63/-8	374.0	380.0	5.3	8.6	0.06	16.8	4.1	591
East Ore	GC5508	52/-80	459.0	493.5	34.5	8.9	0.18	11.1	2.9	186
East Ore	GC5510	64/-63	403.8	408.0	3.7	17.9	0.14	17.1	6.0	296
Upper Plate	GC5469	243/84	98.2	101.2	3.0	54.7	0.15	11.3	5.4	114
Upper Plate	GC5469	243/84	123.8	147.0	23.1	34.4	0.12	9.5	4.4	147
Upper Plate	GC5469	243/84	254.0	266.5	12.0	9.0	0.03	9.2	3.1	274
Upper Plate	GC5472	243/59	95.0	102.0	5.5	52.8	0.35	5.7	3.2	93
Upper Plate	GC5472	243/59	125.0	143.5	14.6	55.5	0.05	15.5	6.9	130
Upper Plate	GC5472	243/59	156.7	162.0	4.2	23.1	0.02	16.3	7.7	146
Upper Plate	GC5474	243/46	164.0	175.4	8.3	48.2	1.05	8.3	3.2	129
Upper Plate	GC5477	63/63	143.0	154.0	10.8	29.5	0.04	7.3	3.8	140
Upper Plate	GC5483	63/59	104.5	130.5	25.8	37.9	0.13	6.2	3.1	111
Upper Plate	GC5487	243/88	74.0	89.3	15.2	16.7	0.06	15.9	7.7	91
Upper Plate	GC5487	243/88	213.0	221.0	8.0	16.5	0.05	5.5	1.7	228
Upper Plate	GC5487	243/88	228.0	232.5	4.5	10.7	0.03	13.6	3.7	241
Upper Plate	GC5492	63/74	94.7	98.0	3.3	13.8	0.11	4.4	2.6	100
Upper Plate	GC5492	63/74	164.0	167.0	3.0	7.4	0.03	9.6	4.0	167
Upper Plate	GC5492	63/74	175.0	177.0	2.0	18.9	0.04	5.1	2.1	178
Upper Plate	GC5492	63/74	189.5	198.0	8.4	39.7	0.02	13.1	3.9	193
Upper Plate	GC5496	63/89	115.5	119.6	4.1	60.6	0.15	2.1	0.9	135
Upper Plate	GC5496	63/89	146.7	149.0	2.3	12.0	0.02	15.3	6.4	166
Upper Plate	GC5499	243/70	142.7	146.8	4.0	23.5	0.02	6.7	4.0	155
9A	GC5495	79/-15	340.2	344.8	4.6	6.4	0.02	13.4	5.0	-5
9A	GC5495	79/-15	378.5	381.5	2.9	9.4	0.12	15.3	5.0	-18
9A	GC5495	79/-15	416.1	419.0	2.9	22.7	0.02	8.7	0.5	-33
9A	GC5495	79/-15	480.0	483.5	3.3	9.6	0.04	7.2	4.6	-50
9A	GC5498	79/-22	3322.0	335.5	13.5	8.8	0.19	8.8	3.9	-37
9A	GC5498	79/-22	356.7	380.2	15.4	2.7	0.01	9.5	8.2	-52
9A	GC5502	63/-50	318.0	354.0	32.6	7.0	0.05	9.2	4.7	-171
9A	GC5505	63/-49	284.6	306.8	21.0	24.5	0.17	14.3	9.3	-138
9A	GC5505	63/-49	292.5	306.8	10.5	19.4	0.02	13.0	7.2	-147
9A	GC5507	64/-44	345.0	365.2	19.8	30.4	0.27	8.2	4.0	-152
9A	GC5509	63/-58	341.0	350.0	9.0	19.9	0.13	2.3	1.3	-197

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com

Casa Berardi (Quebec)

Zone	Drill Hole Number	Drill Hole Section	Drill Hole Azm/Dip	Sample From (feet)	Sample To (feet)	True Width (feet)	Gold (oz/ton)	Depth From Mine Surface (feet)
Surface WMCP 105 Zone	CBF-105-036	10680	360/-50	707.8	777.4	55.1	0.08	-601
105	Including		360/-50	742.6	762.6	16.1	0.17	-609
105	CBF-105-043	10470	360/-48	516.6	693.7	124.6	0.03	-471
105	CBF-105-045	10625	20/-67	617.0	662.2	15.4	0.03	-613
105	CBF-105-045	10625	20/-67	703.2	744.6	14.1	0.05	-691
105	CBF-105-048	10785	8/-45	396.9	414.3	10.2	0.05	-311
105	CBF-105-048	10785	8/-45	511.7	531.4	13.4	0.03	-394
105	CBF-105-049	10525	180/-57	254.9	270.6	9.2	0.06	-238
105	CBF-105-049	10525	180/-57	664.2	702.6	22.3	0.04	-575
105	CBF-105-050	10525	180/-55	321.4	392.9	54.4	0.01	-313
105	CBF-105-055	10860	182/-45	326.0	381.8	40.0	0.06	-257
105	Including		182/-45	334.6	354.2	14.1	0.13	-250
105	CBF-105-055	10860	182/-45	708.5	757.7	35.1	0.03	-522
105	CBF-105-057	10770	182/-49	693.7	826.6	92.2	0.06	-553
105	Including		182/-49	705.9	723.2	11.8	0.36	-520
105	CBF-105-058	10860	182/-47	422.5	516.6	78.1	0.05	-349
105	CBF-105-061	10890	182/-45	283.7	342.8	47.4	0.04	-226
105	CBF-105-067	10890	182/-63	349.3	437.9	44.0	0.07	-355
UG Lower 123 Zone	CBP-0887	12362	354/-39	267.3	284.0	16.1	0.17	-3661
123	Including		354/-39	280.8	284.0	3.1	0.36	-3665
UG Upper 123 Zone	CBP-0932	12255	197/50	311.6	326.0	11.5	0.19	-1548
123	CBP-0932	12255	197/50	364.1	436.2	54.1	0.10	-1503
123	CBP-0933	12278	203/38	179.1	196.8	11.3	0.09	-1650
123	Including		203/38	191.2	193.8	1.7	0.40	-1647
123	CBP-0934	12240	203/-26	250.9	264.7	11.8	0.08	-1867
123	CBP-0937	12270	186.5/36.5	275.5	288.6	10.8	0.10	-1611
123	CBP-0940	12225	216/55	439.5	518.2	62.0	0.12	-1401
Surface Principal Pit 124 Zone	CBF-124-001	12300	3/-45	255.8	324.7	46.7	0.10	-201
124	CBF-124-001	12300	3/-45	462.5	496.9	23.6	0.13	-336
124	CBF-124-003	12420	360/-46	411.6	477.2	42.4	0.09	-317
Surface East Mine 160 Zone	CBF-160-114	15855	360/-47	831.5	872.5	28.9	0.08	-632
160	CBF-160-116	15840	360/-47	213.2	246.0	27.9	0.08	-203
160	Including		360/-47	225.2	227.3	1.5	0.56	-200
160	CBF-160-123	15660	360/-45	168.9	196.8	19.7	0.27	-140
160	Including		360/-45	179.4	191.9	8.9	0.48	-138
160	CBF-160-139	16050	360/-57	88.6	109.6	11.5	0.15	-94
160	CBF-160-139	16050	360/-57	674.0	695.4	21.3	0.07	-569
160	CBF-160-148	15810	360/-47	216.5	241.1	16.1	0.21	-199
160	Including		360/-47	226.3	231.2	3.0	0.90	-199
160	CBF-160-152	15795	360/-47	792.1	851.2	45.3	0.04	-585
160	CBF-160-152	15795	360/-47	910.2	960.1	38.7	0.04	-657
160	CBF-160-152	15795	360/-47	994.8	1008.3	10.2	0.30	-699
160	Including		360/-47	1006.0	1008.3	2.0	0.44	-715

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com